UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2009

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01                      Changes in Registrant’s Certifying Accountant.

(a)           Previous Independent Registered Public Accounting Firm.

On May 8, 2009, the Audit Committee of the Board of Directors of Blyth, Inc. (the “Company”) dismissed Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

The report of Deloitte & Touche LLP on the consolidated financial statements of the Company for the fiscal years ended January 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph that stated “As discussed in Note 15 to the consolidated financial statements, on February 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109.”

During the fiscal years ended January 31, 2008 and 2009 and through May 8, 2009, there were no “disagreements” (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K promulgated by the Securities and Exchange Commission (“Regulation S-K”)) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended January 31, 2008 and 2009 and through May 8, 2009, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that in Deloitte & Touche LLP’s report dated April 13, 2009 on the Company’s internal control over financial reporting as of January 31, 2009 (which was included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and filed with the Commission on April 14, 2009 (the “2009 Form 10-K)), Deloitte & Touche LLP expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of the material weakness related to income taxes identified and described in “Management’s Assessment of Internal Control over Financial Reporting” under Item 9A(b) in the 2009 Form 10-K.  The Audit Committee of the Board of Directors of the Company discussed the subject matter of this material weakness with Deloitte & Touche LLP.  The Company has authorized Deloitte & Touche LLP to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of this material weakness.

The Company provided Deloitte & Touche LLP with a copy of the above disclosure and requested that Deloitte & Touche LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included above.  A copy of the letter furnished by Deloitte & Touche LLP in response to that request, dated May 14, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           New Independent Registered Public Accounting Firm.

On May 8, 2009, the Audit Committee of the Board of Directors of the Company approved the appointment of Ernst & Young LLP as the Company's new independent registered public accounting firm for the fiscal year ending January 31, 2010.

During the Company's fiscal years ended January 31, 2008 and 2009 and through May 8, 2009, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Ernst & Young LLP provide any written report or oral advice that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting of any issue, or (2) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.                     Financial Statements and Schedules.

(d)           Exhibits.

16.1	Letter dated May 14, 2009 from Deloitte & Touche LLP to the Securities and Exchange Commission regarding statements included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: May 14, 2009	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President & General Counsel